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                                                                    Exhibit 10.2


                        AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is entered into this 10th day of December, 2003, between Jae Whan Yoo, an individual ("Employee") on the one hand, and Hanmi Financial Corporation, a Delaware corporation and Hanmi Bank, a California banking corporation located at 3660 Wilshire Blvd., PH-A, Los Angeles, CA 90010 (collectively referred to as the "Company"), on the other hand.

                                    RECITALS

      A. WHEREAS, Employee and the Company entered into an Employment Agreement (the "Agreement"), dated July 3, 2003;

      B. WHEREAS, Paragraphs 4(b) and (c) of the Agreement provide that Employee and the Company shall continue to negotiate in good faith with regard to a bonus plan and stock option plan for Employee;

      C. WHEREAS, Employee and the Company have continued to negotiate in good faith with regard to a bonus plan and stock option plan for Employee;

      D. WHEREAS, Employee and the Company have agreed on a bonus plan and stock option plan for Employee;

            NOW THEREFORE, Employee and the Company hereby agree as follows:

                                    AGREEMENT

      1. Paragraph 4(b) of the Agreement shall be amended as follows:

      "After commencement of the term of this Agreement on July 1, 2003, Employee shall be eligible for a bonus at the end of each fiscal year of employment in the amount of four percent (4%) of the amount of Bank's (and not Hanmi Financial Corporation's) pre-tax profits which exceed twenty percent (20%) of the primary capital of that year. In no event shall Employee's bonus exceed seventy-five percent (75%) of Employee's annual Base Salary in the year in which he is eligible for a bonus. There shall be no other bonuses. If Employee is employed less than a full fiscal year, the bonus will be paid to Employee on a pro-rata basis for that portion of the fiscal year in which Employee was employed as Chief Executive Officer but such bonus shall not be paid out until January of the year following Employee's termination. It is the obligation of the Bank, and not Hanmi Financial Corporation, to pay any bonus owed to Employee pursuant to this Paragraph.

      Pre-Tax Profit Determination

      The computation of Bank's pre-tax profit shall be determined by Hanmi Bank's outside auditors and certified public accountants as approved by the Board. The computation of Hanmi Bank's pre-tax profit shall be conclusive and binding on Hanmi Bank and Employee. In the event of a dispute under this Section, the sole determination by the arbitrator shall be whether the pre-tax profit was

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determined in conformity with this paragraph -- i.e., whether the pre-tax profit was determined by Hanmi Bank's outside auditors and certified public accountants, and was approved by the Board."

      2. Paragraph 4(c) of the Agreement shall be amended as follows:

      "Pursuant to and subject to the terms of Financial Corporation's Stock Option Plan, for the term of this Agreement, Hanmi Financial Corporation (and not Hanmi Bank) will grant Employee a stock option consisting of a maximum total of forty thousand (40,000) shares of Financial Corporation's common stock at the market price at the time of grant. The option will vest as follows over the three year term of this Agreement: 13,334 shares on July 3, 2003, and 13,333 shares on July 3, 2004 and July 3, 2005 respectively, and shall be exercisable at the time of each grant. Any such option will be subject to all of the terms and provisions of Hanmi Financial Corporation's Stock Option Plan and the form of Stock Option Agreement to be executed by Hanmi Financial Corporation and Employee, which Stock Option Plan and Stock Option Agreement are incorporated in full into this Agreement. Should Employee be terminated without cause, this option shall expire no later than ninety (90) days after such termination. Should Employee be terminated for cause, this option shall expire immediately. Reference should be made to Hanmi Financial Corporation's Stock Option Plan and form of Stock Option Agreement for full and complete terms and conditions governing stock option to be granted."

      3. All other terms and conditions of the Agreement shall remain in full force and effect.

      4. This Amendment, along with the Agreement, contain all the terms and conditions agreed upon by the parties hereto regarding the subject matter of this Amendment and the Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Amendment or the Agreement not expressly set forth in this Amendment or the Agreement are of no force or effect.

      5. Any waiver, alteration or modification of any of the terms of this Amendment shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive his/her or its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions under this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.





HANMI FINANCIAL CORPORATION
HANMI BANK

By:    /s/ Chang Kyu Park                     /s/ Jae Whan Yoo
       ---------------------------------      ---------------------------------
       Chang Kyu Park                         Jae Whan Yoo

Its:  Chairman, Board of Directors

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